Exhibit 10.1

                                                                  Execution Copy

                              TERMINATION AGREEMENT

                              ELAN CORPORATION, PLC

                        ELAN INTERNATIONAL SERVICES, LTD.

                        ELAN PHARMA INTERNATIONAL LIMITED

                            DOV PHARMACEUTICAL, INC.

                               DOV (BERMUDA), LTD.

                                 NASCIME LIMITED

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                                      INDEX

                                      INDEX

CLAUSE 1 DEFINITIONS

CLAUSE 2 TERMINATION OF THE DOV BERMUDA AGREEMENT

CLAUSE 3 REPRESENTATIONS, WARRANTIES, COVENANTS,
         CONFIRMATIONS AND INDEMNITIES

CLAUSE 4 INTELLECTUAL PROPERTY

CLAUSE 5 SALE OF NASCIME SHARES

CLAUSE 6 RIGHTS RELATED TO SECURITIES

CLAUSE 7 COMPLETION

CLAUSE 8 CONFIDENTIALITY

CLAUSE 9 WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

CLAUSE 10 GENERAL


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THIS TERMINATION AGREEMENT made this 21st day of October 2003 (this "Agreement")

AMONG:-

(1) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("Elan Corp");

(2) ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(3) ELAN PHARMA INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL Shannon")

(4) DOV PHARMACEUTICAL INC., a Delaware corporation having its principal place of business at 433 Hackensack Avenue, Hackensack, New Jersey 07601, United States of America;

(4) DOV (BERMUDA), LTD., an exempted company incorporated under the laws of Bermuda, formerly known as DOV Newco, Ltd., and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda; and

(5) NASCIME LIMITED, a private limited company incorporated under the laws of Ireland and having its registered office at 30 Herbert Street, Dublin 2.

RECITALS

A. Certain of the Parties entered into various agreements whereby Elan Corp, EIS, and DOV established the joint venture company, DOV Bermuda, and Elan Corp and DOV each licensed certain intellectual property to Nascime for a specified field of use. DOV Bermuda is the sole shareholder in Nascime.

      Specifically:

      (i) Elan Corp, EIS, DOV, DOV Bermuda and Nascime entered into a Joint Development and Operating Agreement dated 21 January 1999 as amended by the Amendment Agreement (as defined in Recital D) and as further amended immediately prior to the Effective Date (the "JDOA");

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      (ii)  Elan Corp and Nascime entered into a License Agreement dated 20
            January 1999, agreed to by DOV (the "Elan License Agreement");

      (iii) DOV and Nascime entered into a License Agreement dated 20 January 1999, agreed to by Elan Corp (the "DOV License Agreement"); and

      (iv) DOV Bermuda, DOV and EIS entered into a Registration Rights Agreement with respect to the capital stock of DOV Bermuda dated 21 January 1999 (the "DOV Bermuda Registration Rights Agreement").

B. The JDOA, DOV License Agreement and the Elan License Agreement are together defined in this Agreement as the "DOV Bermuda Agreements".

C. Certain of the Parties also entered into agreements whereby DOV sold and EIS purchased certain securities of DOV and such Parties agreed to certain matters related to the ownership of such securities. Specifically:

      (i) EIS and DOV entered into a Securities Purchase Agreement dated 21 January 1999 as amended by the Amendment Agreement (as defined in Recital D) (the "Securities Purchase Agreement");

      (ii) EIS and DOV entered into a Registration Rights Agreement with respect to the capital stock of DOV dated 21 January 1999 (the "DOV Registration Rights Agreement");

      (iii) EIS and DOV entered into a $8,010,000 Convertible Exchangeable Promissory Note dated 21 January 1999 as amended by the Amendment Agreement (as defined in Recital D) (the "Convertible Exchangeable Promissory Note");

      (iv) EIS and DOV entered into a $7,008,750 Convertible Promissory Note dated 21 January 1999 (the "Convertible Promissory Note"), under which DOV has drawn down the principal amount of $2,441,600;

      (v) EIS and DOV entered into a Warrant Agreement dated 21 January 1999 (the "1999 Warrant"); and

      (vi) EIS and DOV entered into a Warrant Agreement dated 24 March 2003 (the "2003 Warrant").

D. Elan Corp, EIS, EPIL Shannon, DOV, DOV Bermuda and Nascime entered into an Amendment Agreement dated 24 March 2003, a copy of which is attached hereto as Exhibit A (the "Amendment Agreement") to, among other things (i) amend the Convertible Exchangeable Note; (ii) eliminate in the Securities Purchase Agreement and JDOA all references to the Exchange Right (as defined


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      below) and (iii) waive and release each other from certain obligations under theDOV Bermuda Agreements.

E. Following the execution of this Agreement, Elan, Nascime and DOV are entering into a license agreement providing for the grant by Elan to Nascime of a license on the terms set forth therein (the "New Elan License").

F. The Parties wish to (i) terminate the DOV Bermuda Agreements in accordance with Clause 2 and (ii) set forth their agreement in relation to certain other matters, including the transfer of the Nascime Shares by DOV Bermuda to DOV, as set forth below.

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1     DEFINITIONS

      Capitalized terms used in this Agreement shall have the same meanings assigned to them in the DOV Bermuda Agreements, unless such terms are expressly defined to the contrary in this Agreement.

      "Affiliate" shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity, excluding, in the case of Elan Corp, an Elan JV. For the purpose of this definition,
      (i) "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (ii) DOV Bermuda shall not be an Affiliate of Elan Corp, EPIL Shannon, EPIL II or EIS.

      "Agreement" shall mean this Agreement and all exhibits and schedules hereto.

      "Clinical Trials" shall mean the following:

      1 in relation to Bicifadine - four phase I clinical trials (075-001 FR, 075-002 FR, 075-004 US & 075-005 US) and one phase II clinical trial (075-003 US) and one phase III clinical trial (075-006 US);

      2 in relation to Ocinaplon - three phase I clinical trials (547-006 FR, 547-007 GR & 547-008 GR) and two phase II clinical trials (547-005 GR, 547-009 GR) and one phase III clinical trial (547-010
            US).

      "Clinical Trial Agreements" shall mean the agreements entered into by DOV, DOV Bermuda and/or Nascime in connection with the Clinical Trials.


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      "DOV" shall mean DOV Pharmaceutical, Inc.

      "DOV Bermuda" shall mean DOV (Bermuda), Ltd.

      "DOV Bermuda Balance Sheet" shall mean the unaudited balance sheet of DOV Bermuda as of the Balance Sheet Date, as set forth in Schedule 1.2.

      "DOV Bermuda Balance Sheet Date" shall mean July 31, 2003.

      "DOV Bermuda Trademark" shall mean DOV (Bermuda), Ltd.

      "DOV Improvements" shall mean improvements to the DOV compounds DOV 220,075 and DOV 273,547, developed (i) by DOV outside the Project, (ii) by DOV, Elan or DOV Bermuda or by a third party (under contract with DOV Bermuda, Elan or DOV) pursuant to the Project, and/or (iii) jointly by any combination of DOV, Elan, DOV Bermuda or a third party (under contract with DOV Bermuda, Elan or DOV) pursuant to the Project.

      "DOV Know-How" shall mean DOV Know-How (as such term is defined in the DOV License Agreement).

      "DOV Patents" shall mean DOV Patent Rights (as such term is defined in the DOV License Agreement).

      "DOV Trademarks" shall mean DOV Trademarks (as such term is defined in the DOV License Agreement).

      "Effective Date" shall mean the date of this Agreement.

      "Elan" shall mean Elan Corp and its Affiliates.

      "Elan Improvements" shall mean improvements to the Elan Patents and/or the Elan Know-How, developed (i) by Elan outside the Project, (ii) by Elan, DOV or DOV Bermuda or by a third party (under contract with DOV Bermuda, Elan or DOV) pursuant to the Project, and/or (iii) jointly by any combination of Elan, DOV, DOV Bermuda or a third party (under contract with DOV Bermuda, Elan or DOV) pursuant to the Project.

      "Elan JV" shall mean an entity that Elan and a third party (i) establish or have established; (ii) take shareholdings in or have a right to take shareholdings in; and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

      "Elan Know-How" shall have the meaning set forth in the Elan License Agreement.


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      "Elan Patents" shall mean "Elan Patent Rights" as such term is defined in the Elan License Agreement.

      "Elan Trademarks" shall have the meaning set forth in the Elan License Agreement.

      "EPIL II" shall mean Elan Pharmaceuticals Investments II, Ltd. an exempted limited liability company incorporated under the laws of Bermuda.

      "EUR/(euro)" shall mean the lawful currency of Ireland.

      "Exchange Right" has the meaning assigned to the term "DOV Bermuda Exchange Right" in the Securities Purchase Agreement.

      "Force Majeure" shall mean causes beyond a Party's reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a governmental authority.

      "Nascime" shall mean Nascime Limited.

      "Nascime Balance Sheet" shall mean the unaudited balance sheet of Nascime as of the Balance Sheet Date, as set forth in Schedule 1.1.

      "Nascime Balance Sheet Date" shall mean July 31, 2003.

      "Nascime Intellectual Property" shall have the meaning set forth in the JDOA.

      "Nascime Patent Rights" shall have the meaning set forth in the JDOA.

      "Nascime Shares" shall have the meaning set forth in Clause 3.2.3.

      "Nascime Trademark" shall mean Nascime, Limited.

      "Party" shall mean Elan Corp, EIS, EPIL Shannon, DOV, DOV Bermuda or Nascime, as the case may be, and "Parties" shall mean all such parties together.

      "Product" shall have the meaning set forth in the JDOA.

      "Project" shall have the meaning set forth in the Elan License Agreement.

      "Research and Development Programme" shall have the meaning set forth in the JDOA.

      "Shares" shall have the meaning set forth in the JDOA.

      "Territory" shall mean all of the countries of the world.


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      "United States Dollar" and "US$" and "$" shall mean the lawful currency of the United States of America.

2.    TERMINATION OF THE DOV BERMUDA AGREEMENTS

      2.1. Subject to the provisions of Clause 2.2 hereof, the Parties hereby agree to terminate the DOV Bermuda Agreements, including without limitation, those provisions expressly stated to survive termination, in each case with effect from the Effective Date.

            All the provisions of the DOV Bermuda Agreements shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect; provided that the defined terms included in the DOV Bermuda Agreements that are expressly referred to in this Agreement shall survive to the extent incorporated by reference herein.

      2.2 For the avoidance of doubt and without prejudice to the generality of the foregoing Clause 2.1, the Parties hereby acknowledge and agree as follows in the case of Clauses 2.2.1-2.2.4 with effect immediately prior to, and in all other cases under Clause 2.2 as of the Effective Date:

            2.2.1   DOV Bermuda Director

                    The DOV Bermuda Director nominated by EIS, Seamus Mulligan, holding office with DOV Bermuda immediately prior to the Effective Date shall resign;

                    EIS hereby assigns to DOV all of EIS' rights and powers , and DOV agrees to such assignment of rights and powers, under Clause 7 of the JDOA and authorizes DOV to take such actions as DOV sees fit in exercising such rights.

                    DOV hereby designates Patrick Ashe as the DOV Bermuda Director originally permitted to be nominated by EIS and such person hereby accepts such nomination.

            2.2.2   Nascime Director

                    The Nascime Director nominated by EIS (the "EIS Nascime Director"), Colin Sainsbury, and his alternate director, Noeleen Kenny, holding office with Nascime immediately prior to the Effective Date shall resign;


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            2.2.3   the nominees on the Management Committee of the EIS Nascime
                    Director shall be deemed to have been removed from the Management Committee by the EIS Nascime Director;

            2.2.4 the nominees on the R&D Committee of the EIS Nascime Director, shall be deemed to have been removed from the R&D Committee by the EIS Nascime Director;

            2.2.5 all rights granted to Nascime pursuant to the Elan License Agreement to use the Elan Patents, the Elan Know-How and the Elan Trademarks shall terminate forthwith;

            2.2.6 neither DOV nor Nascime shall have any rights in or to the Elan Patents, the Elan Know-How, the Elan Improvements and/or the Elan Trademarks and/or any other patents, know-how or any other intellectual property rights whatsoever of Elan, except to the extent granted pursuant to the New Elan License;

            2.2.7 with effect from the Effective Date, Elan shall not have any rights in or to the DOV Patents, the DOV Know-How, the DOV Improvements and/or the DOV Trademarks and/or any other patents, know-how or any other intellectual property rights whatsoever of DOV;

            2.2.8 with effect from the Effective Date, Elan shall not have any rights in or to the Nascime Intellectual Property, including the Nascime Patent Rights, and/or any other patents, know-how or any other intellectual property rights whatsoever of Nascime;

            2.2.9 Elan shall terminate or shall cause to be terminated any and all research and development work being conducted by it in connection with or pursuant to any Research and Development Programme or the DOV Bermuda Agreements on behalf of DOV Bermuda or Nascime;

            2.2.10 Elan shall terminate or cause to be terminated any and all technical services and assistance being conducted by it in connection with the DOV Bermuda Agreements ;

            2.2.11 for the avoidance of doubt, Elan shall not have any obligation to provide working capital, research or development funding, or other funding or financing of any nature to DOV Bermuda or Nascime, whether under the DOV Bermuda Agreements or otherwise;

            2.2.12 Elan shall not have any obligation to pay any milestone payment or make any milestone investment to or in Nascime, DOV Bermuda


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                    or DOV whether relating to the Project, the achievement of any objectives set forth therein or otherwise.

      2.3 Each of the Parties acknowledges and agrees with the other Parties that, as of the Effective Date, no monies are owed or are refundable by any of the Parties to the others pursuant to the DOV Bermuda Agreements, other than such sums owed to DOV and Elan by DOV Bermuda pursuant to the JDOA as are set forth on Schedule 2.3, to be paid prior to the Effective Date.

            For the avoidance of doubt, the Parties acknowledge that DOV agrees to pay on behalf of DOV Bermuda and Nascime the amounts owing by DOV Bermuda in respect of Directors' Fees, Audit Accrual and other general R&D Accrual as set out on Schedule 2.3.

            For the avoidance of doubt, the Parties acknowledge that DOV Bermuda is liable to pay any fees due and owing to Codan Corporate Administrative Services upon the Effective Date, and thereafter.

      2.4 The Parties agree that, notwithstanding anything contained herein to the contrary, Clause 18.1 of the JDOA shall continue in full force and effect.

3     REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND INDEMNITIES

      3.1   Sub-licenses:

            DOV represents and warrants to the other Parties that Nascime has not granted any sub-licenses or any other rights of any nature to any third parties pursuant to the Elan License Agreement or the DOV License Agreement.

      3.2   Shareholdings

            For the avoidance of doubt, the Parties confirm that, as of the Effective Date:

            3.2.1 DOV holds19,432 class A shares, par value $1.00 per share, of DOV Bermuda;

            3.2.2 EPIL II holds 3,980 class B non-voting shares, par value $1.00 per share, in DOV Bermuda;

            3.2.3   DOV Bermuda holds 4,000 ordinary shares, par value
                    (euro)1.269738 per share, in Nascime (which represents the entire issued and


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                    outstanding share capital of Nascime) (the "Nascime
                    Shares").

      3.3   Balance Sheet:

            3.3.1   DOV Bermuda Balance Sheet:

                    DOV represents and warrants to the other Parties that, to its knowledge, the DOV Bermuda Balance Sheet is accurate in all material respects and that, since the DOV Bermuda Balance Sheet Date, there has been no material adverse change in the financial position or prospects of DOV Bermuda.

                    DOV represents and warrants to the other Parties that, to its knowledge, there are no other creditors of DOV Bermuda other than as described in the DOV Bermuda Balance Sheet.

                    DOV represents and warrants to the other Parties that the DOV Bermuda Balance Sheet consolidates the Nascime Balance Sheet and that, to its knowledge, the liabilities as set out in the DOV Bermuda Balance Sheet reflect in all material respects all outstanding liabilities of Nascime, adjusted where appropriate to eliminate inter-company accounts between DOV Bermuda and Nascime.

            3.3.2   Nascime Balance Sheet:

                    DOV represents and warrants to the other Parties that, to its knowledge, the Nascime Balance Sheet is accurate in all material respects and that, since the Balance Sheet Date, there has been no material adverse change in the financial position or prospects of Nascime.

                    DOV represents and warrants to the other Parties that, to its knowledge, there are no other creditors of Nascime other than as described in the Nascime Balance Sheet or the DOV Bermuda Balance Sheet.

      3.4   Third party agreements / Orders / Claims:

            3.4.1 Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its knowledge, neither DOV Bermuda nor Nascime is a party to, or bound by, any judgment, order, decree or other directive of or stipulation with any court or any governmental or regulatory authority.


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            3.4.2   Each of DOV and Elan Corp represents and warrants to the
                    other Parties that, to its knowledge, neither DOV Bermuda nor Nascime is a party to, or bound by, or is a third party beneficiary of any agreement with any third party, except for the DOV Bermuda Agreements and the Elan License Agreement, and the Clinical Trial Agreements, and other than as set out in Schedule 3.4.2 (collectively the "Third Party Agreement(s)").

                    For the avoidance of doubt and with reference to the indemnity in Clause 3.7.1, the Parties agree that the indemnity in Clause 3.7.1 shall extend to any claims, losses, liabilities and/or damages arising from such Third Party Agreements.

            3.4.3 Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, there are no claims, suits or proceedings pending or threatened against DOV Bermuda and/or Nascime.

      3.5   Regulatory Applications:

            Each of the Parties confirms to the other Parties that, prior to and as of the Effective Date, no regulatory applications, other than those in respect of the Clinical Trials, have been filed by DOV Bermuda and/or Nascime or by any Party with any government authority in any part of the world for any product in relation to the Project.

      3.6   Exclusion of warranties / liability:

            EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER


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            OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR
            EMPLOYEES OR AGENTS OR OTHERWISE.

      3.7   Indemnity by DOV:

            3.7.1 DOV hereby agrees to indemnify and hold harmless Elan Corp, EIS, EPIL Shannon, their respective Affiliates, officers, directors, agents, representatives, employees and shareholders, and any person holding office on or prior to the Effective Date as an EIS Director (as defined in the JDOA) (or any alternate director of the EIS Director) or as a Nascime Director nominated by EIS (or any alternate director of such Nascime Director) or as a member of the Management Committee or the R&D Committee (each such person or entity referred to as an "Elan Indemnified Party") against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by such Elan Indemnified Party arising out of or in relation to any claim or proceedings made against DOV Bermuda and/or Nascime or an Elan Indemnified Party which relate in any way to the activities of DOV Bermuda and/or Nascime, past present or future, including without limitation, claims arising with respect to the conduct of clinical trials (if any) by DOV Bermuda and/or Nascime, or by DOV or any other person or entity on behalf of DOV Bermuda and/or Nacsime whether in connection with the Project or otherwise.

            3.7.2 For the avoidance of doubt and without prejudice to the generality of Clause 3.7.1, DOV, DOV Bermuda and Nascime, jointly and severally, shall indemnify and hold harmless Elan against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) which may arise in relation to any claim or proceedings made against Elan Corp or any of its Affiliates alleging infringement or other unauthorized use of the proprietary rights of a third party arising from the manufacture, importation, use, offer for sale, sale or other commercialization of any Products, the Nascime Intellectual Property, the Nascime Patent Rights and/or any technology related thereto.

            3.7.3 For the avoidance of doubt and with reference to the indemnity in Clause 3.7.1, the Parties acknowledge that the Clinical Trials were carried out by the DOV on behalf of Nascime and agree that the indemnity in Clause 3.7.1 shall extend to any claims, losses, liabilities or damages arising from such Clinical Trials.

            3.7.4 Notwithstanding anything to the contrary set forth in Clauses 3.7.1, 3.7.2 or 3.7.3, none of DOV, DOV Bermuda or Nascime shall be


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                    required to provide such indemnification as set out in
                    Clauses 3.7.1, 3.7.2 or 3.7.3 to the extent that any claim or proceeding arises out of or relates to:

                    (i) gross negligence, willful misconduct or violation of law by any Elan Indemnified Party; or

                    (ii) any agreement in writing entered into by Elan Corp or any of its Affiliates with any Third Party binding upon Nascime or DOV Bermuda prior to the Effective Date that was not authorized by or known to Nascime or DOV Bermuda (and for purposes of this Clause 3.7.4, the knowledge of Nascime or DOV Bermuda shall be construed as meaning the actual knowledge of any of the directors of Nascime or DOV Bermuda nominated by DOV or any of DOV's nominees to the Management Committee).

            3.7.5 Elan Corp shall indemnify and hold harmless DOV, DOV Bermuda, Nascime and their respective successors, assigns, officers, directors, agents, representatives, employees and shareholders (each such person or entity referred to as a "DOV Indemnified Party"), against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by such DOV Indemnified Party arising out of or in relation to a breach by Elan of the representation and warranty set forth in Clause 3.11.

            3.7.6 Prior to the Effective Date, DOV shall furnish Elan Corp with copies of all policies of comprehensive general liability insurance and/or other insurance coverage (the "Policies") which it holds in respect of the Clinical Trials.

                    DOV shall be obliged to maintain the Policies for a period of 5 years from the Effective Date, maintaining at all times at a minimum, the levels of cover evidenced in the Policies, noting Elan Corp as an additional insured, and shall, at the reasonable request of Elan Corp from time to time, furnish to Elan Corp evidence that all premiums or other payments on the Policies are fully paid up and the Policies are subsisting.

      3.8   Organization and authority:

            Each of the Parties represents and warrants to the other Parties that it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization.


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      3.9   Approvals:

            Each of the Parties represents and warrants to the other Parties that no permit, authorization, consent or approval of or by ("Approval"), or any notification of or filing with ("Filing"), any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by such Party, or if any such Approval or Filing is so required, that same has been obtained or filed prior to the Effective Date.

      3.10  Authorization

            Each Party represents and warrants to the other Parties that (i) it has the requisite authority and possesses the legal right to enter into this Agreement and effect the transactions contemplated hereby; and (ii) the execution, delivery and performance by each Party of this Agreement has been duly authorized by all requisite corporate action by such Party.

      3.11  No Violations:

            Each Party represents and warrants to the other Parties that the execution, delivery and performance by such Party of this Agreement and the compliance with the provisions hereby by such Party do not and will not violate, conflict with or constitute or result in a breach of or default under (or an event that with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the articles of incorporation or bylaws or equivalent instruments of incorporation or formation of such Party; or (ii) any contract, indenture, mortgage, deed of trust, lease, loan, agreement or other instrument, to which such Party or any of its assets or property is bound, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, operations, conditions or prospects of such Party.

      3.12  Legal Proceedings

            Each of the Parties represents and warrants to the other Parties that, to such Party's knowledge, there is no legal, administrative, arbitration or other action or proceeding or governmental or investigation pending against such Party or its Affiliates that materially challenges, or would have a material adverse effect on, the validity or performance of this Agreement

      3.13  Trademark Applications:

            DOV represents and warrants to the other Parties that DOV Bermuda, DOV and Nascime have not filed for any trademark protection or has not adopted any new trademark, apart from the DOV Bermuda Trademark or the Nascime Trademark, in connection with DOV Bermuda's business or Nascime's business or any product or service provided thereunder.

      3.14  Elan Improvements

            Elan represents and warrants to DOV that no Elan Improvements were developed by Elan or by any other Party pursuant to the Project, the DOV Bermuda Agreements or otherwise.

      3.15  DOV Improvements

            DOV represents and warrants to Elan that no DOV Improvements were developed by DOV or by any other Party pursuant to the Project, the DOV Bermuda Agreements or otherwise.

      3.16  Representation and Warranties as of the Effective Date

            Except where expressly stated otherwise, each of the representations and warranties in this Agreement are made as of the Effective Date.

4     INTELLECTUAL PROPERTY

      4.1   Ownership:

            On and following the Effective Date:

            4.1.1 For the avoidance of doubt, the Elan Patents, the Elan Know-How, the Elan Improvements and/or the Elan Trademarks shall remain the sole and exclusive property of Elan.

            4.1.2 For the avoidance of doubt, the DOV Patents, the DOV Know-How, the DOV Improvements and/or the DOV Trademarks shall remain the sole and exclusive property of DOV.

            4.1.3 All Nascime Intellectual Property and Nascime Patent Rights shall remain the sole and exclusive property of Nascime.

                    A full list of the Nascime Intellectual Property and Nascime Patent Rights developed pursuant to the Project, or otherwise pursuant to the DOV Bermuda Agreements is set forth in Schedule 4.1.3.

5     SALE OF NASCIME SHARES

      5.1 On the Effective Date, DOV agrees to purchase from DOV Bermuda, and DOV Bermuda agrees to sell, transfer and deliver to or cause to be sold, transferred and delivered to DOV, all its right, title and interest in and to the Nascime Shares for the Purchase Price.

      5.2 On the Effective Date, DOV shall pay to DOV Bermuda the aggregate sum of $29,411,765 (the "Purchase Price"), which reflects the agreed upon present value of the total assets and business of DOV Bermuda, as follows:

            5.2.1 DOV shall transfer to DOV Bermuda immediately available funds in an amount equal to $5,000,000 (the "Cash Payment"); and

            5.2.2 DOV shall issue a promissory note for $24,411,765to DOV Bermuda, in the form attached in Schedule 5.2.2 (the "DOV Bermuda Note").

      5.3   DOV Bermuda shall:

            5.3.1 prior to receipt of the Purchase Price and transfer of the Nascime Shares, contribute to the capital of Nascime, without issuance therefor of any securities of Nascime to DOV Bermuda, any intercompany indebtedness owed by Nascime to DOV Bermuda;

            5.3.2 following receipt of the Purchase Price, deliver, or cause to be delivered to DOV, stock certificates representing the Nascime Shares;

            5.3.3 following receipt of the Purchase Price, promptly distribute to EPIL II the Cash Payment, representing EPIL II's pro rata distributive portion of the Purchase Price based upon EPIL II's 17% equity interest in DOV Bermuda as of June 30, 2003; and

            5.3.4 following receipt of the Purchase Price, distribute to DOV the DOV Bermuda Note, representing DOV's pro rata distributive portion of the Purchase Price based upon DOV's 83% equity interest in DOV Bermuda as of June 30, 2003, following which the DOV Bermuda Note may be cancelled and forgiven.

6     RIGHTS RELATED TO DOV SECURITIES

      6.1 Nothing contained herein shall constitute a waiver of any right of EPIL II or EIS or any of their respective successors and assigns with respect to their respective ownership of securities in DOV under any agreements of any kind in existence with DOV with respect thereto, which agreements shall remain unmodified and in full force and effect, except as set forth in Schedule 6.1 hereof.

7     COMPLETION

      7.1   Matters relating to DOV Bermuda:

            On the Effective Date, Elan and DOV shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors meetings of DOV Bermuda, or such other meetings, as appropriate:

            7.1.1 the change of the registered office of DOV Bermuda from Clarendon House, 2 Church St., Hamilton, Bermuda;

            7.1.2 the modification, as appropriate, by board resolutions of DOV Bermuda of matters such as the removal of EIS as book keeper for DOV Bermuda, the removal of EIS representatives as authorized signatories of DOV Bermuda's bank account, the resignation of any officers appointed by EIS and any other related matters whatsoever;

            7.1.3 the execution and delivery of a letter from the directors of DOV Bermuda nominated by DOV to Elan in the form of Exhibit B attached hereto; and

            7.1.4 any other steps required by this Agreement, including, without limitation, effecting those items set forth under Clause 5 pursuant to appropriate board and shareholder resolutions and otherwise.

      7.2   Matters relating to Nascime:

            On the Effective Date, Elan and DOV shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors meetings of Nascime, or such other meetings, as appropriate:

            7.2.1 the modification, as appropriate, by board resolutions of Nascime of matters such as the removal of EIS as book keeper for Nascime, the removal of EIS representatives as authorized signatories of Nascime's bank account, the resignation of any officers appointed by EIS and any other related matters whatsoever;

            7.2.2   the adoption of new Bye-Laws of Nascime; and

            7.2.3 any other steps required by this Agreement, including, without limitation, effecting those items set forth under Clause 5 pursuant to appropriate board and shareholder resolutions and otherwise.

8     CONFIDENTIALITY

      8.1   Confidentiality:

            8.1.1 The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

                    The foregoing together with the terms of this Agreement shall be referred to collectively as "Additional Confidential Information".

                    The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the JDOA) pursuant to the DOV Bermuda Agreements.

                    Together Additional Confidential Information and Confidential Information shall be referred to collectively as "Proprietary Information".

            8.1.2 Save as otherwise specifically provided herein, and subject to Clause 8.2 and 8.3, each Party shall disclose Proprietary Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement, and not to any other third party.

                    Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Proprietary Information.

                    Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by another Party.

                    Each Party shall promptly, upon request of another Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 8.

            8.1.3 Any breach of this Clause 8 by any person informed by one of the Parties is considered a breach by the Party itself.

            8.1.4   Proprietary Information shall be deemed not to include:

                    (1)   information which is in the public domain;

                    (2) information which is made public through no breach of this Agreement;

                    (3) information which is independently developed by a Party, as evidenced by such Party's records;

                    (4) information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source did not acquire this information on a confidential basis.

            8.1.5 The provisions relating to confidentiality in this Clause 8 shall remain in effect during the term of this Agreement, and for a period of 10 years following the Effective Date of this Agreement.

            8.1.6 The Parties agree that the obligations of this Clause 8 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a Party for any breach by another Party of its covenants and agreements set forth herein.

                    The Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 8, or a continuation of any such breach by another Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

      8.2   Announcements:

            Subject to Clause 8.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Parties.

            The terms of any such announcement shall be agreed in good faith by the Parties.

      8.3   Required Disclosures:

            8.3.1 A Party (the "Disclosing Party") will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

                    (1)   a valid order of a court or governmental authority; or

                    (2) any other requirement of law or any securities or stock exchange;

                    provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Parties prompt notice of such fact to enable the other Parties to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

                    The Disclosing Party shall fully co-operate with the other Parties in connection with that other Party's or Parties' efforts to obtain any such order or other remedy, provided that, other than as agreed above, the Disclosing Party shall not have any obligation to co-operate in connection with that other Party's or Parties efforts to obtain any such order or other remedy in relation to required SEC filings.

                    If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

            8.3.2 Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the DOV

                    Bermuda Agreements to a potential third party purchaser in connection with Clause 10.2.1(2); provided that the relevant third party purchaser or assignee has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 8.

9     WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

      9.1 With effect from the Effective Date, each Party and each of its Affiliates ("Releasor"):

            9.1.1 waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representatives, agents and employees and the assigns and successors in interest of any of the foregoing entities ("Releasees"), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the DOV Bermuda Agreements; and

            9.1.2 fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the DOV Bermuda Agreements.

      9.2 For the avoidance of doubt the provisions of this Clause 9 shall not in any way act as a waiver by any of the Parties in respect of any of the provisions set forth in this Agreement (including, for the avoidance of doubt, Clause 3.7.1).

      9.3 For the further avoidance of doubt, the Parties acknowledge and agree that the waiver set forth in Clause 9.1 shall supercede the waiver and release set forth in Clause 6 of the Amendment Agreement.

10    GENERAL

      10.1  Governing law and jurisdiction:

            10.1.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles under the laws of the State of New York.

            10.1.2 For the purposes of this Agreement, the Parties submit to the nonexclusive jurisdiction of the State and Federal Courts of New York.

      10.2  Assignment:

            10.2.1 Subject to Clause 10.2.2, this Agreement shall not be assigned by any Party without the prior written consent of the others, save that any Party:

            (1) may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

            (2) may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization or other similar event) or purchaser of all or substantially all of its assets relating to such Party's technology related to this Agreement, provided that such successor or purchaser has agreed in writing to assume all of such Party's rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

            10.2.2 For the avoidance of doubt, nothing in this Clause 10.2 shall affect the provisions governing assignment of securities in Schedule 6.1 hereof.

      10.3  Notices:

            10.3.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

                    If to DOV Bermuda at:

                    DOV Bermuda, Ltd

                    Milner House
                    18 Parliament Street
                    Hamilton
                    Bermuda, HM12
                    Attention: Ernest Morrison, Esq.
                    Telephone: + 442 294 1510
                    Fax:       + 441 292 78880
                    with a copy to DOV pursuant to the contact information set forth below.

                    If to Nascime at:

                    Nascime Limited
                    30 Herbert Street
                    Dublin 2
                    Ireland
                    Attention: Robert Heron
                    Telephone: + 353 1 619 9000
                    Fax:       + 353 1 619 9010

                    If to DOV at:
                    DOV Pharmaceutical, Inc.
                    433 Hackensack Avenue
                    Hackensack, New Jersey, 07601
                    Attention: General Counsel
                    Telephone: (201) 968 0980
                    Fax:       (201) 968 0986

                    with a copy to:

                    Goodwin Procter LLP
                    599 Lexington Avenue
                    New York, New York 10022
                    Attention: Joseph R. Siegelbaum, Esq
                    Telephone: (212) 813 8865
                    Fax:       (212) 355 3333

                    If to Elan, EPIL Shannon, and/or EIS at:

                    Elan Corporation, plc
                    Elan International Services, Ltd.
                    C/o Elan International Services, Ltd.
                    102 St. James Court
                    Flatts,
                    Smiths FL04
                    Bermuda
                    Attention: Secretary
                    Telephone: 441 292 9169
                    Fax:       441 292 2224
                    or to such other address (es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

            10.3.2 Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation receipt. Notice of change of address shall be effective upon receipt.

      10.4  Waiver:

            No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

      10.5  Severability:

            If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

            10.5.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

            10.5.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

      10.6  Further Assurances:

            At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

      10.7  Successors:

            This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

      10.8  Amendments:

            No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

      10.9  Counterparts:

            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

      10.10 Costs:

            Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

      10.11 Force Majeure:

            No Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable.

      10.12 Relationship of the Parties:

            The Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create or establish an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of another Party. No Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, another Party, or to bind another Party in any respect whatsoever.

      10.13 Entire agreement:

            10.13.1 This Agreement sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement.

            10.13.2 No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.

                           THE REMAINDER OF THIS PAGE
                       HAS BEEN INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF the Parties have executed this Agreement.


SIGNED

BY: ____________________
for and on behalf of
Elan Corporation, plc


SIGNED

BY: ____________________
for and on behalf of
Elan International Services, Ltd.


SIGNED

BY: ____________________
for and on behalf of
Elan Pharma International Limited


SIGNED

BY: _____________________
for and on behalf of
DOV (Bermuda), Ltd.


SIGNED

BY: ____________________
for and on behalf of
Nascime Limited


SIGNED

BY_______________________
for and on behalf of
DOV Pharmaceutical, Inc.

                                    EXHIBIT A

                               AMENDMENT AGREEMENT

                                    EXHIBIT B

                                 FORM OF LETTER

                               DOV (Bermuda), Ltd.
                                  Milner House
                              18 Parliament Street
                                Hamilton, Bermuda
                                      HM12
                                Fax 441-292-7880

Elan Corporation, plc
Elan International Services, Ltd.
C/o Elan International Services, Ltd.
102 St. James Court
Flatts,
Smiths FL04
Bermuda

Gentlemen:

Arnold S. Lippa, Bernard Beer and Partick Ashe, the new DOV Bermuda Director nominated by DOV Pharmaceuticals, Inc., hereby acknowledge, pursuant to the Bermuda Companies Act 1981 and applicable common law, that, in the exercise of their powers and in the discharge of their duties, they are obligated to, inter alia, (i) act honestly and in good faith with a view to the best interests of DOV (Bermuda), Ltd., and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

                                Very truly yours,


                                     ----------------------------------
                                     Arnold S. Lippa
                                     Director


                                     ---------------------------------
                                     Bernard Beer
                                     Director


                                     ---------------------------------
                                     Patrick Ashe
                                     Director

                                  SCHEDULE 1.1

                              NASCIME BALANCE SHEET

                                   NASCIME LTD
                             UNAUDITED BALANCE SHEET
                      (expressed in United States dollars)

                                                                   July 31, 2003
                                                                        US$
                                                                   -------------
ASSETS:                                                             (Unaudited)

Cash                                                                      5,637

                                                                    -----------
Total assets                                                              5,637
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Due to Elan                                                             286,079
Due to Dov                                                            4,106,828
Accounts Payable & Accrued Expenses                                      41,682

                                                                    -----------
  Total current liabilities                                           4,434,589

Long Term Liabilities:
Non-Interest bearing loan facility                                           --

  Total liabilities                                                   4,434,589

Stockholders' (Deficit)/Equity:
Common Stock                                                              5,091
Additional paid in capital                                           33,199,077
Accumulated deficit                                                 (37,633,120)

                                                                    -----------
  Total Stockholders' (Deficit)/Equity                               (4,428,952)

                                                                    -----------
Total liabilities and stockholders' equity                                5,637
                                                                    ===========

                                  SCHEDULE 1.2

                            DOV BERMUDA BALANCE SHEET

                               DOV (BERMUDA), LTD
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                      (expressed in United States dollars)

                                                                 July 31st, 2003
                                                                       US$
                                                                 ---------------
ASSETS:                                                            (Unaudited)

Cash                                                                     8,728

                                                                   -----------
Total assets                                                             8,728
                                                                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Due to Elan                                                            287,283
Due to Dov                                                           4,106,828
Accounts Payable & Accrued Expenses                                     41,214

                                                                   -----------
  Total current liabilities                                          4,435,325

Long Term Liabilities:
Non-Interest bearing loan facility                                          --

  Total liabilities                                                  4,435,325

Stockholders' (Deficit)/Equity:
Common Stock                                                            20,000
Additional paid in capital                                          33,232,696
Accumulated deficit                                                (37,679,293)

                                                                   -----------
  Total Stockholders' (Deficit)/Equity                              (4,426,597)

                                                                   -----------
Total liabilities and stockholders' equity                               8,728
                                                                   ===========

                                  SCHEDULE 2.3

                                    PAYMENTS

AMOUNTS OWED BY DOV BERMUDA TO DOV, ELAN AND OTHER PARTIES AS OF THE DOV BERMUDA BALANCE SHEET DATE

1. Elan                                                            $287,283

2. Dov Pharmaceuticals, Inc                                      $4,106,828

3. Directors Fees                                                   $14,807

4. Audit Accrual                                                    $21,875

5. Other general R & D Accrual                                       $4,532

                                             Total               $4,435,325

AMOUNTS OWED BY NASCIME LIMITED TO DOV PHARMACEUTICALS, INC., ELAN AND OTHER PARTIES AS OF THE BALANCE SHEET DATE

1. Elan                                                            $286,079

2. Dov Pharmaceuticals, Inc                                      $4,106,828

3. Directors Fees                                                   $14,807

4. Audit Accrual                                                    $21,875

5. Other general R & D Accrual                                       $5,000

                                                      Total      $4,434,589

                                 SCHEDULE 3.4.2

                             THIRD PARTY AGREEMENTS

Agreements to which DOV Bermuda is a party

Engagement letter between DOV Bermuda and Standard & Poor's dated 2 June 2003

Codan Corporate Administrative Services

Agreements to which Elan is a party

Confidentiality Agreement between The Centre of Crystallography, National University of Ireland in Galway and Elan dated 24.01.02

Agreements to which DOV is a party

Breacon Pharmaceuticals Ltd, UK

Parexel, France

Advanced Biomedical Research, New Jersey

Jean Brown Associates, Utah

Parexel, Germany

                                 SCHEDULE 4.1.3

                          NASCIME INTELLECTUAL PROPERTY
                                       AND
                              Nascime PATENT RIGHTS

1 Controlled release formulations of ocinaplon, their method of manufacture and use

2 Data and results developed by or for Nascime based on such controlled release formulation of ocinaplon

3 Controlled release formulations of bicifadine, their method of manufacture and use

4 Data and results developed by or for Nascime based on such controlled release formulation of bicifadine

5 U.S. Patent Application 60/399,852 and any patents or applications claiming priority to such patent application

6 U.S. Patent Application 60/430,740 and any patents or applications claiming priority to such patent application

                                 SCHEDULE 5.2.2

                             FORM OF PROMISSORY NOTE

$24,411,765                                       October __, 2003

      FOR VALUE RECEIVED, the undersigned, DOV PHARMACEUTICAL, INC., a Delaware corporation (the "Maker"), HEREBY PROMISES TO PAY to the order of DOV (BERMUDA), LTD., a Bermuda exempted company (the "Holder"), the principal sum of TWENTY-FOUR MILLION FOUR HUNDRED ELEVEN THOUSAND SEVEN HUNDRED AND SIXTY-FIVE DOLLARS ($24,411,765) on October __, 2003, without interest.

      Payment of principal shall be made in lawful money of the United States of America by bank check or wire transfer of immediately available funds to such address or bank account as the Holder shall designate to the Maker in writing.

      The Maker shall have the right, at any time, to prepay all or any part of the outstanding principal amount without premium or penalty.

      The Maker hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this Note.

      No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

      The Maker hereby agrees to pay on demand all reasonable costs and expenses, including, without limitation, attorneys' fees and legal expenses, incurred or paid by the Holder in enforcing this Note.

      Any provision hereof found to be illegal, invalid or unenforceable for any reason shall not affect the validity, legality or enforceability of the remainder hereof.

      This Note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of the State of New York.

      EXECUTED as of the date set forth above.

                                           DOV PHARMACEUTICAL, INC.


                                                 By:
                                                 Name:
                                                 Title:

                                  SCHEDULE 6.1

                        RIGHTS RELATED TO THE SECURITIES
                       AMENDMENTS TO THE FINANCE DOCUMENTS

1.    Development Funding; Amendment of Notes

The Convertible Promissory Note is hereby amended by deleting Section 1(b) and 1(c) ("Disbursements") and Section 4 ("Conditions of Funding") in their entirety, which Sections shall be of no further force or effect whatsoever as of the Effective Date.

The Convertible Exchangeable Promissory Note and the Convertible Promissory Note (collectively, the "Notes") are hereby further amended to provide that, notwithstanding anything in the Notes to the contrary, no further drawdowns may be made under the Notes on or after the Effective Date.

The second sentence of Section 3 of the Amendment Agreement ("Status of Joint Venture; Funding") is hereby deleted in its entirety as of the Effective Date and is of no further force and effect.

2.    Transfer Restrictions

The following provisions are hereby amended as follows, effective as of the Effective Date:

Section 17 ("Assignments and Transfers") of the Securities Purchase Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

      "SECTION 17. Assignments and Transfers. Subject to Sections 6(a)(i) and 6(a)(ii), this Agreement may be transferred or assigned, in whole or in part, by (a) EIS or (b) the Company to its affiliates or to a surviving corporation in connection with the merger or consolidation, or to a purchaser in connection with the sale of all or substantially all the assets or business, of the Company; provided that any such transferee or purchaser assumes all of the Company's obligations under this Agreement and provided further in the case of a proposed transfer to an affiliate, the Company shall remain directly obligated to EIS for all obligations therein. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Other than as set forth above, this Agreement may not be transferred by the Company without the prior written consent of EIS."

Section 9 ("Transfer of Registration Rights") of the DOV Registration Rights Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

      "9. Transfer of Registration Rights. The rights granted to any Person under this Agreement are freely transferable in connection with any assignment of Registrable Securities by a

      Holder; provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) if not already a party hereto, the assignee or transferee agrees in writing prior to such transfer to be bound by the provisions of this Agreement applicable to the transferor, and (c) such transferee shall acquire and own Registrable Securities representing shares of Common Stock with a value of at least $1,000,000 at the time of such transfer."

Section 13(d) ("Successors and Assigns") of the DOV Registration Rights Agreement is hereby amended by deleting the word "permitted" in the first and third sentences thereof.

Section 5(b)(i) of the 1999 Warrant is hereby deleted in its entirety and replaced by the following:

      "This Warrant may be transferred or assigned by the Holder, in whole or in part. This Warrant and all of the provisions hereof shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. The Company shall transfer this Warrant, in whole, but not in part, to the surviving corporation in connection with a merger or consolidation, or to a purchaser in connection with the sale of all or substantially all the assets or business, of the Company; such surviving corporation or purchaser shall assume all of the Company's obligations under this Warrant."

Section 9(a) of the Convertible Exchangeable Promissory Note is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

      "This Note may be transferred or assigned by the Holder, in whole or in part; provided that if this Note is transferred in part to a transferee that is not an affiliate of Elan then such holder shall acquire no less than one-third of the interest of this Note. This Note and all the provisions hereof shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. DOV shall not assign any of its rights or obligations hereunder; provided that DOV shall transfer this Note, in whole, but not in part, to a surviving corporation in connection with the merger or consolidation of DOV, or to a purchaser in connection with the sale of all or substantially all the assets or business, of DOV; such surviving corporation or purchaser shall assume all of DOV's obligations under this Note."

Section 8(a) of the Convertible Promissory Note is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

      "This Note may be transferred or assigned by the Holder, in whole or in part; provided that if this Note is transferred in part to a transferee that is not an affiliate of Elan then such holder shall acquire no less than the whole interest of this Note. This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. DOV shall not assign any of its rights or obligations hereunder; provided that DOV shall transfer this Note, in whole, but not in part, to a surviving corporation in connection with the merger or consolidation of DOV, or to a purchaser in connection with the sale of all or substantially all the assets or business, of DOV; such surviving corporation or purchaser shall assume all of DOV's obligations under this Note."

In addition to the foregoing, and other than with respect to the limitations imposed under the (i) Securities Purchase Agreement as to the limitations on transfer of the right to nominate and elect a member, and to appoint an observer, to DOV's board of directors, (ii) DOV Registrations Rights Agreement as to holdback rights and volume limitations with regard to transfers, and (iii) Convertible Exchangeable Promissory Note and the Convertible Promissory Note as to limitations on transfer of such notes in whole, but in certain circumstances not in part, any and all other provisions, legends or requirements for legends in any way, directly or indirectly, limiting or conditioning the free transfer, alienation or assignment of the securities of DOV and associated rights originally issued by DOV to any of EIS or EPIL Shannon or their respective subsidiaries or Affiliates (including, without limitation, those securities currently held by Elan Pharmaceutical Investments Ltd. and Elan Pharmaceutical Investments II, Ltd.) are hereby deleted in their entirety and are of no further force and effect. The Parties hereby agree that other than as mentioned above the transfer of such securities of DOV are thus no longer subject to contractual restrictions on transfer of any kind. The Parties recognize that such securities remain subject to restrictions imposed under applicable securities laws. DOV will use commercially reasonable efforts to inform its transfer agent, and cooperate with the holder of such securities to confirm with prospective third party transferees from time to time, of the elimination of such restrictions and, if the certificate representing such securities is legended to reflect a contractual restriction that is no longer in effect, DOV shall, if requested by the holder of such securities, shall reissue such securities without such restrictive legend.

3.    Registration Rights Agreement

Section 2(a) of the DOV Registration Rights Agreement is hereby amended by deleting the words "at least 25%" in the second line of such section and inserting "at least 10%" in lieu thereof and by further inserting the following sentence at the end of such section:

"Notwithstanding the foregoing, so long as the Company is entitled to use Form S-3 under the Securities Act, any Holder or Holders who collectively hold Registrable Securities representing at least 10% of the Registered Securities then outstanding, shall be permitted unlimited Demand Registrations hereunder on Form S-3, or any similar short-form registration (a "Short-Form Registration"), if available; provided that such Holder or Holders, as applicable, will be entitled to request only one Short-Form Registration in any 12-month period."

4.    Securities Purchase Agreement

Recital A of the Securities Purchase Agreement is hereby amended by deleting subsection (ii) in its entirety and inserting the following in lieu thereof:

      "certain shares of the Company's non-voting series B preferred stock, par value U.S. $1.00 per share (the "Special Stock"; the shares of Common Stock and the shares of Special Stock, the "Shares"), convertible into the Common Stock on a share for share basis,"

Sections 4(a) and 5 of the Securities Purchase Agreement are hereby deleted in their entirety and shall be of no further force or effect.

Section 4(b) of the Securities Purchase Agreement is hereby amended by deleting the language immediately following the clause "to exchange such number of securities, as are necessary to bring its holdings to below the excess of 19.9% of the voting securities of the Company," and inserting the following in lieu thereof:

      "for Special Stock."

Section 6 ("Certain Rights of EIS") of the Securities Purchase Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

      "Section 6. Certain Rights.

            (a)(i) Company Board of Directors. EIS shall have the right to nominate and elect one member to the Company's board of directors in accordance with the terms of the Special Stock as set forth in the Company's Certificate of Incorporation, as the same may be amended from time to time provided that (1) such right shall not be exercised prior to January 22, 2005, (2) notice of such exercise with identification of EIS's nominee shall be given no earlier than July 22, 2004, (3) if exercised such election shall at DOV's request be deferred up to six months if composition of the DOV board of directors is then such that a board member additional to the EIS nominee would be required for the board to be comprised of a majority of independent directors and (4) EIS's right to nominate and elect a board member shall not be transferred to other than an affiliate of EIS. For avoidance of doubt, no prohibition on transfer of the right to nominate and elect one member to the Company's board of directors shall prohibit or in any way restrict the transfer of securities of the Company.

            (a)(ii) Observer Rights. At any time EIS or an affiliate does not have a designee sitting on the Company's board of directors pursuant to the rights granted under the Company's Certificate of Incorporation (as qualified by Section 6(a)(i) above), EIS or an affiliate, if it then holds a majority of the issued and outstanding shares of Special Stock and at least ten percent (10%) of the capital stock of the Company, shall be entitled to appoint an observer to the Company's board of directors (such observer, the "Special Stock Representative"). The Special Stock Representative shall be entitled to receive the same notice of any meetings of the Company's board of directors as each member of the Company's board of directors shall receive, attend meetings of the Company's board of directors as an observer and shall be provided all information otherwise made available to the members of the Company's board of directors; provided that, with regard to the Special Stock Representative's status as an observer, (1) the Company may exclude the Special Stock Representative from access to any material or board meeting or any portion thereof, if the Company believes upon the advice of counsel that such exclusion is reasonably necessary to preserve the attorney client privilege; (2) the Special Stock Representative shall not be permitted to vote at any Company board meetings or be counted for purposes of determining whether there is a sufficient quorum for the board to conduct its business; and (3) the Special Stock Representative shall agree to hold in confidence and trust and shall execute the Company's standard form nondisclosure and confidentiality agreement so agreeing not to trade on the basis of material non-public information acquired from the Company or to disclose to third parties or use for purposes inimical to the Company's best interests any information provided to or learned by it in connection with the rights provided under this Section 6(a)(ii). The rights granted under this Section 6(a)(ii) shall terminate and be of no further force or effect upon such time as EIS or an affiliate is no longer entitled to nominate and elect one member to the Company's board of directors pursuant to the rights granted to such holder."

5.    Voting Matters/Shareholder Distributions for Taxes

The Letter Agreement, dated January 21, 1999, among JVP, Newco, Nascime, Elan Corp and EIS (the "Letter Agreement") is hereby amended as of the Effective Date as follows:

            (a) Paragraph 1 is hereby amended in its entirety to read as follows:

      "1. At no time prior to June 30, 2004 shall the voting interest of Elan Corporation, plc (including its subsidiaries) (collectively, "Elan") in DOV be 10% or greater of the voting power of all shares of stock of DOV. The foregoing restriction shall automatically terminate and shall be of no further force or effect with respect to any shares of stock of DOV transferred or assigned to persons or entities other than Elan."

            (b) Paragraph 2 of the Letter Agreement is hereby deleted in its entirety and shall be of no further force or effect.

6.    Third Party Beneficiary

Each Party acknowledges and agrees that EPIL II shall be deemed in all respects to be a third party beneficiary of the agreements contained in this Schedule 6.1 with the same force and effect as if EPIL II were a party thereto with regard to any securities of DOV or its Affiliates to which EPIL II is the holder of record.